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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-38152 of Certified Grocers of California, Ltd. on Form S-2 of our report dated October 30, 1998, appearing in the Annual Report on Form 10-K of Certified Grocers of California, Ltd. for the year ended August 29, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
November 24, 1998

                               Exhibit 23.1